                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                    [Amendment No.........................]

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Milwaukee Land Company
- --------------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a(i)(4) and 0-11.

          1)  Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------
          2)  Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

              ------------------------------------------------------------------
          4)  Proposed maximum aggregate value of transaction:

          *Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:______________________________________________
       2)  Form Schedule or Registration Statement No.:_________________________
       3)  Filing Party:________________________________________________________
       4)  Date Filed:_______________________

                             MILWAUKEE LAND COMPANY
                              547 W. JACKSON BLVD.
                            CHICAGO, ILLINOIS 60661



                                                                   June 24, 1996



Dear Stockholder:

          You are invited to attend the Annual Meeting of Stockholders of Milwaukee Land Company which will be held on Tuesday, August 6, 1996 at 10:00 A.M. local time, at The LaSalle National Bank, 135 South LaSalle Street, Suite 260, Chicago, Illinois 60603.

          The matters scheduled for consideration at the Annual Meeting are (i) the election of a director for a three year term and (ii) the ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors for the Company for 1996. The Notice of Meeting and Proxy Statement which appear on the following pages contain details on these matters, to which you are urged to give your attention.

          Whether or not you intend to be present in person or to be otherwise represented at the meeting, you are requested to complete, sign and date the enclosed proxy card and return it in the enclosed envelope. This action will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to vote in person if you wish to attend the Annual Meeting and vote personally.

                                    Sincerely,

                                    /s/ CLARENCE G. FRAME

                                    Clarence G. Frame
                                    Chairman of the Board

                              MILWAUKEE LAND COMPANY
                               547 W. JACKSON BLVD.
                             CHICAGO, ILLINOIS 60661


                     Notice of Annual Meeting of Stockholders
                           To Be Held on August 6, 1996



                                                               Chicago, Illinois
                                                                   June 24, 1996


     The Annual Meeting of Stockholders of Milwaukee Land Company will be held at The LaSalle National Bank, 135 South LaSalle Street, Suite 260, Chicago, Illinois 60603 on Tuesday, August 6, 1996, at 10:00 A.M. local time, for the following purposes:

     1.  Election of one director for a term of three years;

     2. Ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors of the Company for 1996; and

     3. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on Friday, June 21, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment or adjournments thereof.

     Whether or not you intend to be present in person or to be otherwise represented at the meeting, you are requested to complete, sign and date the enclosed proxy card and return it in the enclosed envelope. This action will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to vote in person if you wish to attend the Annual Meeting and vote personally.

                         By order of the Board of Directors

                         /s/ LEON F. FIORENTINO

                         Leon F. Fiorentino
                         Secretary

                            MILWAUKEE LAND COMPANY
                             547 W. JACKSON BLVD.
                            CHICAGO, ILLINOIS 60661



                                PROXY STATEMENT
                                ---------------

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 6, 1996

                                ---------------

          This proxy statement is furnished to the stockholders of Milwaukee Land Company (the "Company" or "MLC") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, August 6, 1996, at 10:00 A.M. local time, at The LaSalle National Bank, 135 South LaSalle Street, Suite 260, Chicago, Illinois 60603, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about June 24, 1996.

          The enclosed form of proxy, if executed, may be revoked by the person giving it at any time before it is voted by giving written notice of revocation to the Secretary of the Company. Unless otherwise directed, properly executed proxies received by the Company prior to the close of polls will be voted FOR the election of the person listed herein as nominee to the Board of Directors of the Company, FOR the ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors of the Company for 1996 and, on other business that may properly come before the Annual Meeting, as the named proxies in their sole discretion decide. If a contrary specification has been made on the proxy, the shares will be voted in accordance with the specification.

          The close of business on Friday, June 21, 1996, is the date fixed by the Board of Directors for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting. On June 21, 1996, there were issued and outstanding 1,671,238 shares of Common Stock, par value of $.30, of the Company ("Common Stock"). Each share is entitled to one vote with respect to each matter to be voted upon. At all meetings of the stockholders at which a quorum is present, a plurality of the votes cast shall elect directors. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's attaining a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's attainment of a plurality.

          The Company's 1995 Annual Report, which includes the Company's statement of assets and liabilities at December 31, 1995, statement of operations for the fiscal year ended December 31, 1995 and statement of changes in net assets for the fiscal years ended December 31, 1995 and 1994, was mailed to stockholders prior to the mailing of the Proxy Statement. Any stockholder may obtain a copy of the 1995 Annual Report, without charge, by contacting the Secretary of the Company at 547 W. Jackson Blvd., Suite 1510, Chicago, IL 60661 or by calling (800)962-6247.

          The Board of Directors of the Company is soliciting proxies from stockholders for use at the Annual Meeting. The expense of this solicitation will be borne by the Company. Officers and employees of the Company, in the ordinary course of business and at nominal expense, may supplement this solicitation by mail, telephone call, telegraph or letter, for which they will be reimbursed for out-of-pocket expenses but will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to assist in the distribution of proxy solicitation materials and with the solicitation of proxies, at a cost of approximately $4,000. Brokers or other persons holding stock in their names or in the names of their nominees will, upon request, be reimbursed for their actual expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                           1.  ELECTION OF DIRECTOR

          The Board of Directors is divided into three classes. The director or directors of each class will be elected by holders of the Common Stock at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. The terms of office for the Class I director expires in 1997, for the Class II directors in 1998 and for the Class III director in 1996. The Board of Directors has nominated Mr. Edwin Jacobson for election as a Class III Director of the Company for a three year term expiring at the Annual Meeting of Stockholders in 1999. Mr. Jack Nash served as a Class III Director until his resignation on January 17, 1996. The Board of Directors has chosen not to fill this vacancy at this time.

          The following table sets forth certain information with respect to the current directors and the nominee for election as director:



                                                      Position(s) Held With MLC,
                                             Directorships of Publicly-Held Companies and
Name                                Age        Principal Occupation During Past 5 Years
- ----                                ---      --------------------------------------------
Board of Directors Nominee for
       Class III Director

Edwin Jacobson*...................  67       President, Chief Executive Officer (since
                                             September 1990) and Director of MLC (Class
                                             III) (since November 1985); President, Chief
                                             Executive Officer and Director of Chicago
                                             Milwaukee Corporation ("CMC")** MC (since
                                             November 1985); member of the Executive and
                                             Investment Committees of MLC; President and
                                             Chief Executive Officer (since February 27,
                                             1994) and Chairman of the Executive Committee
                                             (since June, 1992) of Avatar Holdings Inc.
                                             (real estate, water and wastewater utilities
                                             operations).
   Continuing Directors

     Class I Director

Robert S. Davis...................  81       Director of MLC (Class I) (since October
                                             1988); Chairman of the Audit Committee of
                                             MLC; self-employed consultant (for more than
                                             the past five years); Senior Vice President
                                             (1978-79), St. Paul Companies (insurance),
                                             St. Paul Minnesota.



                                                      Position(s) Held With MLC,
                                             Directorships of Publicly-Held Companies and
Name                                Age       Principal Occupation During Past 5 Years
- ----                                ---      --------------------------------------------
     Class II Directors

Clarence G. Frame*................  77       Chairman of the Board of MLC (since September
                                             1990); Director of MLC (Class II) (since
                                             November 1985); member of the Executive and
                                             Investment Committees of MLC; Chairman of the
                                             Board of CMC (since June 1985) and Director
                                             of CMC (since 1980); Chairman of the Board
                                             (1984 - 1989) and Chief Executive Officer
                                             (1986-1989), Tosco Corporation (oil refiner),
                                             Stamford, Connecticut.  Mr. Frame also serves
                                             as a Director for Independence One Mutual
                                             Funds***, Voyaguer Mutual Funds*** and Tosco
                                             Corporation.

Ezra K. Zilkha....................  70       Director of MLC (Class II) (since October
                                             1988); member of the Executive and Audit
                                             Committees and Chairman of the Investment
                                             Committee of MLC; Director of CMC (since
                                             1981); President and Director (since 1956)
                                             Zilkha & Sons, Inc. (investments), New York,
                                             New York.  Mr. Zilkha is also a Director of
                                             Newhall Land and Farming Company and was a
                                             Director of Cigna Corporation until April 24,
                                             1996.

- ------------------
  *Directors who are "interested persons" of the Company, as defined in the Investment Company Act of 1940, as amended, by virtue of their status as officers of the Company.

 **On May 8, 1995, CMC adopted a plan of complete liquidation. CMC has redeemed all outstanding shares of its common stock and will seek to terminate its registration as an investment company.

***Mr. Frame serves as a trustee/director of 42 funds in the Independence One
   Mutual Funds complex and 5 funds in the Voyaguer Mutual Funds complex.

Meetings of the Board of Directors and Committees

     During 1995, the Board of Directors of the Company held four meetings. The Board of Directors has established an Executive Committee, an Audit Committee and an Investment Committee. The Executive Committee, comprised of Messrs. Frame, Jacobson, Nash and Zilkha, did not hold a meeting in 1995. The Executive Committee, subject to certain exceptions, is empowered to assume the power of the Board of Directors when it is not in session, including the functions of compensation review and board nominations. The Audit Committee held one meeting in 1995. Messrs. Davis and Zilkha are members of the Audit Committee. The principal functions of the Audit Committee are: to select the Company's independent auditor; approve the overall scope of the audit; review results of the operations of the Company; and review the Company's system of internal controls. The Investment Committee, which includes Messrs. Frame, Jacobson, Nash and Zilkha, did not hold a meeting in 1995. The Investment Committee was established in early 1986 to provide investment policies and guidelines to the management of the Company. Each director attended 75% or more of the total number of meetings of the Board of Directors and meetings of all committees of the Board of Directors on which he serves.

                               Executive Officers

The following table sets forth certain information with regard to executive officers of the Company who do not serve as directors.


                                                     Position(s) Held with the
                                                        Company and Principal
Name                                Age             Occupation During Past 5 Years
- ----                                ---            --------------------------------
Lawrence S. Adelson...............  46       Vice President and General Counsel of the
                                             Company (since October 1988); Vice President
                                             and General Counsel of CMC (since November
                                             1988); General Counsel of CMC Real Estate
                                             Corporation (1985 - 1989).

Leon F. Fiorentino................  71       Vice President - Finance, Secretary and
                                             Treasurer (since September, 1990); Vice
                                             President - Finance (since May 1981),
                                             Treasurer (since May 1982) and Secretary
                                             (since May 1984) of CMC.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

  Set forth below is certain information concerning persons who are known by the Company to be beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock as of the date shown in the corresponding footnote.

                                                  Number of
                                                  Shares of      Percent
          Name and Address of                      Common          of
          Beneficial Owner (i)                   Stock Owned      Class
          --------------------                   -----------     --------
Schedule 13D Group(ii)
- --Ezra K. Zilkha
    767 Fifth Avenue
    New York, New York  10153                      87,500          5.2%
                                                  -------         ----

Schedule 13D Group(iii)
- --Orion Capital Corporation
    30 Rockefeller Plaza
    New York, New York  10112                     113,100          6.8%
                                                  -------         ----

Spears, Benzak, Salomon & Farrell, Inc.(iv)
    45 Rockefeller Plaza
    New York, New York  10111                     283,492         16.9%
                                                  -------         ----
MSR Capital Partners (v)
    One Embaracadero Center - Suite 2330
    San Francisco, CA 94111                       106,000          6.3%
                                                  -------         ----

  (i)  Nature of ownership is direct, except as otherwise indicated herein.

 (ii) Based on a statement filed on Schedule 13D, as amended through January 10, 1996, this Schedule 13D Group currently consists of Ezra K. Zilkha, The Zilkha Foundation, Inc. and Zilkha & Sons, Inc. All shares are held directly with sole voting and investment power except for 1,500 shares owned by Ezra Zilkha's wife, as to which Mr. Zilkha shares voting and dispositive power, 15,000 shares owned by the Zilkha Foundation, Inc. as to which Mr. Zilkha may be deemed to share voting and dispositive power with the other directors and officers of this foundation and 24,500 shares owned by Zilkha & Sons, Inc. as to which Mr. Zilkha may be deemed to be a beneficial owner.

(iii) Based on a statement filed on Schedule 13D, as amended through July 28, 1993, this Schedule 13D Group currently consists of Orion Capital Corporation, six of Orion's wholly-owned subsidiaries (Connecticut Specialty Insurance, Design Professionals Insurance Company, EBI Indemnity Company, The Fire & Casualty Insurance Company of Connecticut, Security Insurance Company of Hartford and Security Reinsurance Company), Guaranty National Corporation, an affiliate of Orion, and Guaranty National Insurance Company, a subsidiary of Guaranty National Corporation. No member of the Schedule 13D Group except Orion Capital Corporation beneficially owned in excess of 5% of the outstanding shares of Common Stock of the Company. Orion Capital Corporation may be deemed to be the beneficial owner of all the Common Stock of the Company owned by the subsidiaries and the affiliates.

 (iv) Based on a statement filed on Schedule 13G, as amended through December 31, 1995, Spears, Benzak, Salomon & Farrell, Inc. ("Spears") serves as an investment advisor for a variety of individuals, groups and corporations with whom Spears shares the power to dispose or direct the disposition of such shares of the Company's Common Stock with various customers for whom the shares were purchased. However, in each case the customer has the ultimate power to dispose and may at any time revoke Spears' authority to dispose. Spears has no power to vote or direct the vote of such shares.

  (v) Based on a statement filed on Schedule 13D dated January 10, 1996, MSR Capital Partners, a California Limited Partnership organized to purchase, hold for investment and sell marketable securities, has sole voting and dispositive power with respect to the shares owned.


Security Ownership of Management

    Set forth in the following table is certain information concerning the beneficial ownership of the Company's Common Stock by each director, each nominee for election as director and by all directors, officers and nominees as a group as of March 14, 1996:



                                                  Number of
           Name of Beneficial                     Shares of      Percent
          Owner and Number of                      Common          of
          Persons in Group(i)                    Stock Owned      Class
          --------------------                   -----------     --------

Robert S. Davis..................................       300          --%
Clarence G. Frame................................       500          --%
Edwin Jacobson...................................         0           0%
Ezra K. Zilkha(ii)...............................    87,500         5.2%
All directors, officers and
 nominees of the Company
 (7 persons).....................................    88,300         5.2%

  (i) Nature of ownership is direct, except as otherwise indicated herein. Unless shown, ownership is less than 1% of class.

 (ii) Mr. Zilkha is a member of a Schedule 13D Group previously described, which collectively owns approximately 5.2% of the outstanding shares of the Company's Common Stock. Included in the table are 1,500 shares owned by Mr. Zilkha's wife to which Mr. Zilkha shares voting and dispositive power, 15,000 shares owned by The Zilkha Foundation, Inc. as to which Mr. Zilkha may be deemed to share voting and dispositive power with the directors and officers of this foundation and 24,500 shares owned by Zilkha & Sons, Inc. as to which Mr. Zilkha may be deemed to be a beneficial owner.

                            EXECUTIVE COMPENSATION

       The following table sets forth the cash compensation paid by MLC for the fiscal year ended December 31, 1995 to (i) each of the directors of the Company and (ii) to the executive officer of the Company whose aggregate compensation paid by the Company exceeded $60,000, and (iii) to each director of the Company by the Company and CMC in the aggregate.

                                                                                                       Total Compensation
                                                                                        Aggregate       From the Company
                                                                                       Compensation       and CMC Paid
           Name and  Position                                                        From the Company    to Directors(i)
           ------------------                                                        ----------------  ------------------
Robert S. Davis....................................................................       $11,063           $ 15,001
Director

Clarence G. Frame..................................................................        $18,750           $ 25,000
Director, Chairman of the Board of Directors

Edwin Jacobson.....................................................................        $90,000           $100,000
Director, President and Chief Executive Officer

Jack Nash..........................................................................        $10,500           $ 14,250
Director

Ezra K. ZilKha.....................................................................        $ 9,375           $ 12,938
Director

     The Company does not maintain any pension, profit-sharing, option, stock, bonus or similar plan for its officers and directors. Insurance benefit programs are non-discriminatory. The Company does have a deferred compensation arrangement available to its officers and directors.

__________________
 (i) During 1995, the directors of the Company were also directors of CMC, which as of the date hereof is no longer a public company.

(ii) The compensation received by Mr. Jacobson from the Company was in his capacity as President and Chief Executive Officer of the Company. Mr. Jacobson is also a director and President and Chief Executive Officer of CMC. During 1995, Mr. Jacobson received $10,000 from CMC for his services as President and Chief Executive Officer of CMC. Mr. Jacobson does not receive any compensation from either the Company or CMC for his services as director.

                              Employment Agreement

     Edwin Jacobson, the President and Chief Executive Officer of the Company, has entered into an employment agreement (the "Employment Agreement") with the Company. Pursuant to this Employment Agreement, Mr. Jacobson will continue to serve as the President and Chief Executive Officer of the Company for a period of five years commencing on June 30, 1993. The Employment Agreement provides for an annual base salary of $90,000, all or a portion of which may be deferred at Mr. Jacobson's election.

     During the term of the Employment Agreement, Mr. Jacobson will have the right to continue his employment with CMC and CMC Heartland Partners ("CMC Heartland") and to pursue other employment and business activities not in competition with the activities of the Company (after prior notice of such activities has been delivered by him to the Chairman of the Executive Committee of the Board of Directors of the Company), and will not be obligated to devote full time to the activities of the Company. Mr. Jacobson will, however, be required to devote an amount of time to the activities of the Company determined by the Board of Directors of the Company to be required of him to accomplish the business objectives of the Company.


                   2. RATIFICATION OF SELECTION OF AUDITORS

          The Board of Directors recommends that the stockholders ratify the Board of Directors' selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1996. Ernst & Young LLP has served as the Company's principal auditor since 1993.

          For the year ended December 31, 1995, Ernst & Young LLP examined the financial statements of the Company and provided consultation on financial accounting and reporting matters. Representatives of Ernst & Young LLP met with the Audit Committee on February 23, 1996 to discuss the results of the 1995 annual audit and other matters. Audit fees and expenses for the 1995 annual audit amounted to approximately $11,500. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions presented at the Annual Meeting.

              INTERESTS IN PARTNERSHIPS AND RELATED TRANSACTIONS

          At the close of business on June 27, 1990, CMC and the Company transferred to CMC Heartland at the direction of Heartland Partners, L.P. ("Heartland"), substantially all of their respective real estate properties and certain miscellaneous assets and liabilities related to those properties.

          The Company has a 1% general partnership interest in Heartland which entitles the Company to 1% of Heartland's available cash for distribution and allocation of taxable income and loss. The Company also has a .01% general partnership interest in CMC Heartland which entitles the Company to .01% of CMC Heartland's available cash for distribution and an allocation of taxable income and loss before distributions and allocations are made by Heartland. The Company's interests in Heartland and CMC Heartland (collectively, the "Partnerships"), together with the Class B Interest referred to below, are included in investments and were valued at approximately $9,159,000 at December 31, 1995.

          The Company, by reason of its serving as the general partner of the Partnerships, is liable and responsible to third parties for such partnerships' liabilities to the extent the assets of such partnerships are insufficient to satisfy such liabilities. In addition to liabilities incurred as a result of their ongoing real estate business, and in connection with the real estate transfer, the Partnerships have assumed primary responsibility and liability for the resolution and satisfaction of most of the liabilities for claims remaining under the plan of reorganization of the predecessor of CMC Real Estate Corporation ("CMCRE"), formerly a wholly owned subsidiary of CMC, and previously named the Chicago, Milwaukee, St. Paul and Pacific Railroad Company (the"Railroad"), certain other contingent liabilities with respect to the properties transferred to CMC Heartland arising after the consummation of such plan, and the costs and expenses in resolving such plan and other contingent liabilities (collectively, the "Plan Liabilities"). Included in the Plan Liabilities are known environmental liabilities associated with certain of the properties transferred to the Partnerships arising out of the activities of the Railroad or certain lessees or other third parties. Further environmental obligations as yet unknown in respect of these properties may become due and owing in the future. A majority of the known environmental matters stem from the use of petroleum products, such as motor oil and diesel fuel, in the operation of a railroad, the primary business of the Railroad. The Company and/or the Partnerships have been notified by governmental agencies of potential liabilities in connection with certain of these real estate properties.

          CMC was required to contribute to Heartland, over time, cash in the amount of $18.1 million (the "Deferred Capital Contribution"), plus interest, for settlement of the Plan Liabilities. In consideration of such commitment, Heartland issued to CMC the Class B limited partnership interest (the "Class B Interest"). On August 28, 1990 and February 15, 1991, pursuant to an authorization of the Board of Directors of CMC on May 7, 1990, CMC made additional capital contributions to Heartland of approximately $3.6 million in the aggregate, representing an increase in CMC's Class B Interest in Heartland. As part of CMC's conversion from a closed-end management investment company to an open-end management investment company (the "Conversion), the Class B Interest was transferred to the Company on July 1, 1993. In general, the Class B Interest entitles the holder to .5% of Heartland's available cash for distribution and allocation of taxable income and loss. In addition, items of deduction, loss, credit and expense attributable to the satisfaction of Plan Liabilities are specially allocated 99% to the holder of the Class B Interest and 1% to the Company as the general partner until the aggregate amount of all such items allocated to the Class B Interest equals the aggregate capital contribution with respect to the Class B Interest. If the aggregate amount of such items specially allocated to the holder of the Class B Interest is less than the amounts contributed by such holder to Heartland, such excess will be reflected in the capital account of the Class B Interest.

          In connection with the Conversion, CMC assigned to the Company, and the Company assumed from CMC any obligations for which CMC is or may become liable (the "MLC Assumed Liabilities") arising out of any matters existing on or occurring prior to the effective time of the Conversion other than (i) the Plan Liabilities, (ii) liabilities directly related to CMC's business of investing and managing its investment securities, (iii) the lawsuit pending against CMC relating to its preferred stock, or (iv) any liabilities relating to federal, state, local or foreign income or other tax matters. CMC will continue to remain liable to third party obligees in connection with the MLC Assumed Liabilities. The Company will indemnify CMC for any and all damages, costs or expenses that CMC may incur in connection with the MLC Assumed Liabilities, although there can be no assurance that the Company will be able to fully satisfy such indemnification obligations.

          Effective July 1, 1993, CMC transferred its rights and obligations under the management agreement with CMC Heartland to the Company (other than the right to fees accrued through the date of such transfer). Pursuant to the management agreement, CMC Heartland is required to pay to the Company an annual management fee in the amount of approximately $425,000. At the discretion of Heartland, the management fee may be accrued and not paid for up to 5 full years after the real estate transfer. CMC Heartland paid approximately $648,000 to the Company on December 29, 1995 for management fees accrued through December 31, 1994. The management fee for 1995, approximatley $425,000, was paid on February 14, 1996. The Company advanced CMC Heartland approximately $648,000 on December 29, 1995 and advanced an additional $425,000 on February 14, 1996. Each advance is in the form of a note payable on demand and bearing interest at the prime rate plus 2.25% (10.75% at December 31, 1995).

          CMC distributed the Common Stock of the Company to CMC's common stockholders after the close of business on June 30, 1993 as part of the conversion (the "Distribution"). One share of the Company's Common Stock was distributed for each share of CMC's Common Stock that was held as of June 18, 1993, the record date for the distribution. The Company's Common Stock is now traded on the American Stock Exchange under the symbol MWK.

      STOCKHOLDERS PROPOSALS FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

          Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by February 24, 1997 and in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

          OFFITBANK, 520 Madison Avenue, New York, New York 10022, serves as an investment adviser to the Company.

          The Board of Directors of the Company knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Board of Directors is not aware, are presented for action, it is the intention of the proxies named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                    By order of the Board of Directors,

                                    /s/ LEON F. FIORENTINO

                                    Leon F. Fiorentino
                                    Secretary


June 24, 1996

PROXY                                                     MILWAUKEE LAND COMPANY
- --------------------------------------------------------------------------------
                 ANNUAL MEETING OF STOCKHOLDERS--AUGUST 6, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints EDWIN JACOBSON, LEON F. FIORENTINO and LAWRENCE
S. ADELSON and each or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of MILWAUKEE LAND COMPANY represented by this proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 6, 1996, and at any adjournments thereof, with all powers the undersigned would possess if personally present at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1. Election of Director
                  Edwin JacobsonFOR [_]WITHHOLD AUTHORITY [_]

2. Ratification of selection of Ernst & Young LLP as the Company's independent auditors.
                         FOR [_]AGAINST [_]ABSTAIN [_]

3. In their sole discretion on any other matters properly coming before the meeting or any adjournment or adjournments thereof.

 (Please DATE AND SIGN on the reverse side and return promptly in the enclosed envelope.)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN THE SOLE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

                                          Dated _________________________, 1996
                                          -------------------------------------
                                          -------------------------------------
                                                        Signature

IMPORTANT: PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN
        SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, AGENT, ATTORNEY, GUARDIAN, OR CORPORATE OFFICER, PLEASE SET FORTH YOUR FULL TITLE. JOINT OWNERS SHOULD EACH SIGN.